As filed with the Securities and Exchange Commission on September 26, 1997

                                               Registration No. ________________



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            POOL ENERGY SERVICES CO.
             (Exact name of registrant as specified in its charter)

       TEXAS                                                 76-0263755
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                              10375 RICHMOND AVENUE
                                 HOUSTON, TEXAS                   77042
                    (Address of principal executive offices)    (Zip Code)

                            POOL ENERGY SERVICES CO.
                       1993 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                G. GEOFFREY ARMS
                       VICE PRESIDENT AND GENERAL COUNSEL
                            POOL ENERGY SERVICES CO.
                             10375 RICHMOND AVENUE
                             HOUSTON, TEXAS  77042
                                 (713) 954-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -------------------
                             -------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                        Amount to be        Proposed Maximum      Proposed Maximum         Amount of
     Title of Securities to be           Registered        Offering Price Per    Aggregate Offering     Registration Fee
             Registered                                          Share                  Price
-------------------------------------------------------------------------------------------------------------------------
   Common Stock, no par value (1)    850,000 shares (2)        $34 5/8(3)          $29,590,625(3)            $8,967
=========================================================================================================================

(1) Also hereby registered are (i) an equal number of Rights issuable pursuant to the Company's Shareholder Rights Plan (under the Shareholder Rights Plan, each share of Common Stock issued is coupled with a Right for which no separate consideration is paid).

(2) Pursuant to Rule 416, the number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Registrant's Common Stock on the NASDAQ National Market on September 23, 1997.

REGISTRATION OF ADDITIONAL SECURITIES.

       The securities being registered hereby are additional to those registered by Pool Energy Services Co. under the Registration Statement on Form S-8, Registration No. 33-92080, filed with the Commission on May 9, 1995. The information in such Registration Statement is incorporated herein by reference.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



EXHIBITS.

       Exhibit
       Number        Description
       ------        -----------
       5.1*          Opinion of G. Geoffrey Arms

       23.1*         Consent of Deloitte & Touche LLP

       24*           Powers of Attorney

__________________________
*Filed Herewith

                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 25, 1997.


                            POOL ENERGY SERVICES CO.
                            (Registrant)

                            By:  /s/ J. T. Jongebloed
                                 ----------------------------------
                                 J. T. Jongebloed
                                 Chairman, President and Chief Executive Officer


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature                 Title                                   Date
------------------                 -----                                   ----

/s/ J. T. Jongebloed               Chairman, President and
----------------------------       Chief Executive Officer and Director
J. T. Jongebloed

/s/ E. J. Spillard                 Senior Vice President, Finance
----------------------------       (principal financial officer)
E. J. Spillard

/s/ B. G. Gordon                   Controller
----------------------------       (principal accounting officer)
B. G. Gordon

W. C. McCORD                       Director*                               September 25, 1997

WILLIAM M. MOBLEY                  Director*

GARY D. NICHOLSON                  Director*

JOSEPH R. MUSOLINO                 Director*

JAMES L. PAYNE                     Director*

DONALD D. SYKORA                   Director*



*By:   /s/ J. T. Jongebloed
       ---------------------------------------
       (J. T. Jongebloed, as Attorney-in-Fact
        for each of the persons indicated)

                                 Exhibit Index



Exhibit
Number        Description
------        -----------
5.1*          Opinion of G. Geoffrey Arms

23.1*         Consent of Deloitte & Touche LLP

24*           Powers of Attorney


__________________________
*Filed Herewith